UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ATLANTIC TELE-NETWORK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTIC TELE-NETWORK, INC.
10 Derby Square
Salem, Massachusetts 01970

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 17, 2006

April [•], 2006

To the Stockholders of
ATLANTIC TELE-NETWORK, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the “Company”), which will be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022 on Wednesday, May 17, 2006 at 10:00 A.M., for the following purposes:

1.                To elect four directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.                To approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock issuable from 20,000,000 to 50,000,000; and

3.                To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 7, 2006 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope. Alternatively, please vote over the Internet or by telephone by following the instructions on your proxy card. If you attend the meeting and vote in person, your proxy will not be used.

By Order of the Board of Directors,
Douglas J. Minster Secretary

ATLANTIC TELE-NETWORK, INC.
10 Derby Square
Salem, Massachusetts 01970

PROXY STATEMENT

Record Date, Voting Rights and Outstanding Shares

The enclosed proxy is solicited on behalf of our Board of Directors for use at the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the “Company”), to be held on Wednesday, May 17, 2006 at 10:00 a.m. at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022 for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof.

Only stockholders of record at the close of business on April 7, 2006 will be entitled to vote at the Annual Meeting. On that date, [   •   ] shares of common stock, par value $.01 per share, were outstanding, each such share of stock having one vote.

Stockholders who do not attend the Annual Meeting in person may submit proxies by mail, telephone or over the Internet. Proxies in the enclosed form and proxies properly submitted by telephone or over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. If no instructions are indicated, the shares represented by the proxy will be voted:

•      FOR the election of the director nominees named herein;

•      FOR the approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock issuable from 20,000,000 to 50,000,000; and

•      In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

The election of directors requires a plurality of the votes cast. Votes may be cast in favor or withheld, and votes that are withheld from any nominee will not be counted in such nominee’s favor. The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees to the Board. Adoption of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock issuable requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. The Board of Directors recommends that the stockholders vote “FOR” the adoption of the amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock issuable. For this proposal, broker non-votes, if any, and abstentions will have the same effect as a vote against the proposal. Inspectors of election appointed by the Company’s Board of Directors will tabulate votes.

This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about [   •   ], 2006.

Voting of Proxies

You may vote by any one of the following means:

•       by mail;

•       over the Internet;

•       by telephone; or

•       in person, at the Annual Meeting.

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. No postage is necessary if the proxy card is mailed in the United States. Instructions for voting over the Internet or by telephone can be found on your proxy card. If you vote by Internet or telephone, you should not return your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices, 10 Derby Square, Salem, Massachusetts 01970. Proxies submitted over the Internet or by telephone may be revoked in accordance with the instructions provided over the Internet or by telephone, respectively. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked, unless you specifically so request.

Solicitation

The Company will bear all costs of solicitation of proxies. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy and personal interviews. The Company will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting material to the beneficial owners of stock they hold of record. The Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of the proxy materials.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information known to us as of January 31, 2006 (unless otherwise indicated in the footnotes to this table), with respect to the shares of our common stock that are beneficially owned as of such date by:

•                    each person (including any partnership, syndicate or other group) known to management to be the beneficial owner of more than five percent of the outstanding shares of common stock;

•                    each of our directors;

•                    our Chief Executive Officer during the fiscal year ended December 31, 2005, and the four other most highly compensated executive officers who were serving as executive officers on December 31, 2005, which we refer to collectively as the Named Executive Officers; and

•                    all of our executive officers and directors as a group.

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares shown as beneficially owned by them. All share information reflects the Company’s 5-for-2 stock split on March 31, 2006.

	Shares Beneficially Owned
Beneficial Owner	Number	Percent of Class
Directors and Named Executive Officers:
Ernst A. Burri	20,242	*
Cornelius B. Prior, Jr.(1)	7,136,097	56.2%
Charles J. Roesslein(2)	2,927	*
Henry U. Wheatley(3)	18,170	*
Michael T. Prior(4)	66,117	*
Douglas J. Minster(5)	5,000	*
Steven J. Parrish(6)	13,335	*
Lawrence Fuccella(7)	—	—
Other 5% Stockholders:
FMR Corp.(8)	1,233,050	9.5%
All Directors and executive officers as a group (8 persons)	7,261,887	57.1%

*                    Less than 1%.

(1)          Includes 500 shares owned by Gertrude Prior, Mr. Cornelius Prior’s wife, 37,500 shares in the Katherine D. Prior Revocable Trust, 1,211,250 shares in a 2004 Grantor Retained Annuity Trust (“GRAT”) for his children and 16,840 shares held by Tropical Aircraft Co. Mr. Cornelius Prior disclaims beneficial ownership of the shares owned by his wife and in the Katherine D. Prior Revocable Trust. Mr. Cornelius Prior retired as the Company’s Chief Executive Officer effective January 1, 2006 but continues to serve as the Executive Chairman of the Board of Directors. His address is P.O. Box 12030, St. Thomas, U.S. Virgin Islands 00801-5030.

(2)          Includes 2,927 shares owned jointly with his spouse.

(3)          Includes 18,170 shares held by HUW Holdings, Inc., of which Mr. Wheatley is the sole stockholder.

(4)          Includes 27,450 shares held by Mr. Michael Prior’s children as to which Mr. Michael Prior disclaims beneficial ownership, 17,000 shares owned jointly with his spouse and 21,667 shares of restricted stock,

10,834 of which vest on January 1, 2007 and 10,833 of which vest on January 1, 2008. Mr. Michael Prior was appointed the Company’s President and Chief Executive Officer effective January 1, 2006.

(5)          Includes 5,000 shares of restricted stock, 2,500 of which vest on January 1, 2007 and 2,500 of which vest on January 1, 2008.

(6)          Includes 13,335 shares of restricted stock, 6,668 of which vest on January 1, 2007 and 6,667 of which vest on January 1, 2008.

(7)          Mr. Fuccella was employed as the Vice President, Carrier Relations, of the Company through October 2005. The information above is as of such date.

(8)          Based on information contained in a Schedule 13G Statement filed with the Securities and Exchange Commission on February 17, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the Company’s common stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, during the Company’s fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its directors, officers and ten-percent stockholders have been satisfied except as follows: a Form 4 for Cornelius B. Prior, Jr., Chairman and former Chief Executive Officer, reporting the transfer back to the Company of 25,860 shares of common stock of the Company which was due to be filed March 28, 2005, was filed late on March 29, 2005. A Form 3 for Andrew S. Fienberg to report his appointment as Chief Accounting Officer of the Company which was due to be filed May 12, 2005, was filed late on May 20, 2005. Additionally, a Form 4 for Mr. Fienberg to report the grant of a restricted stock unit of 3,000 shares and the related tax withholding, which was due to be filed December 6, 2005, was filed late on December 29, 2005. A Form 4 for Michael T. Prior, President and Chief Executive Officer, reporting the cancellation and regrant of a restricted stock unit relating to 8,667 shares, net of the related tax withholding, which was due to be filed on July 27, 2005, was filed late on August 31, 2005. Lawrence Fuccella, who left the Company’s employ in October 2005, neither filed a Form 5 nor did he provide the Company with a certification that there was not a need for him to file a Form 5 for 2005. All share information above does not reflect the Company’s 5-for-2 stock split on March 31, 2006.

In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

PROPOSAL 1—ELECTION OF DIRECTORS

Four directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified, subject to earlier retirement, resignation or removal. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company’s Board of Directors shall recommend.

The Board of Directors has unanimously approved all of the nominees whose names, and certain information supplied by them to the Company, are as follows:

Ernst A. Burri
Cornelius B. Prior, Jr.
Charles J. Roesslein
Henry U. Wheatley

All of the nominees are incumbent directors.

Ernst A. Burri, 62, retired as president of CODETEL, the leading telecommunications carrier in the Dominican Republic and a subsidiary of GTE Corporation (now Verizon Communications, Inc.), on December 31, 1997. Mr. Burri served in GTE Corporation for 25 years in many domestic and international assignments and was president of CODETEL since January 1991. He is currently an independent consultant in the areas of leadership, business planning and organization development and is actively engaged in education and training, with special focus on telecommunications, energy, environment and health. Mr. Burri has been a director of the Company since May 18, 1998 and is the Chairman of the Board’s Compensation Committee and a member of the Audit Committee.

Cornelius B. Prior, Jr., 72, served as the Chief Executive Officer and Chairman of the Board from 1998 through December 31, 2005, at which time he retired as Chief Executive Officer and continues to serve as Chairman of the Board and an executive officer of the Company. Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. A former Naval Officer and Fulbright Scholar, Mr. Prior started his career as an attorney with Sullivan & Cromwell in New York. A former Trustee of Holy Cross College and member of the Visiting Committee to Harvard Law School, he was the Chairman of CANTO, the Caribbean Association of National Telecommunication Organizations. He is also the Treasurer and member of the Executive Committee of CCAA (Caribbean and Central American Action) and the father of Michael T. Prior, President and Chief Executive Officer of the Company.

Charles J. Roesslein, 59, has been a Director of the Company since and is the Chairman of the Audit Committee and a member of the Compensation Committee. He currently is the Chief Executive Officer of Austin Tele-Services Partners, LP and a Director of QUOVADX, Inc. Mr. Roesslein has been a Director of National Instruments Corporation since July 2000. He is a retired officer of SBC Communications. Mr. Roesslein previously served as Chairman of the Board of Directors, President and Chief Executive Officer of Prodigy Communications Corporation from June of 2000 until December of 2000. He served as President and Chief Executive Officer of SBC-CATV from October 1999 until May 2000, and as President and Chief Executive Officer of SBC Technology Resources from August 1997 to October 1999.

Henry U. Wheatley, 74, has been the President of Wheatley Realty Corporation since 1973 where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been vice president and trustee of Islands Resources Foundation since 1972. Mr. Wheatley has been a director of the Company since December 30, 1997. He was a director of the Virgin Islands Telephone Corporation from 1994 to December 30, 1997 and is a member of the Company’s Audit and Compensation Committees.

There are no family relationships between any director, executive officer or person nominated or chosen by us to become one of our directors or executive officers except that Cornelius B. Prior, Jr., the Company’s Chairman of the Board, is the father of Michael T. Prior, the Company’s current President and Chief Executive Officer.

The election of directors requires a plurality of the votes properly cast by or on behalf of the holders of common stock at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO SERVE AS THE COMPANY’S DIRECTORS UNTIL THE NEXT ANNUAL MEETING OR UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

CORPORATE GOVERNANCE

Board of Directors’ Meetings and Committees

During 2005, the Board of Directors met five times either by conference call or in person. No director serving on the Board of Directors in 2005 attended fewer than 75% of such meetings of the Board of Directors and the Committee(s) on which he serves. Although the Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders, all of the then-current directors attended last year’s Annual Meeting of Stockholders held on May 18, 2005.

The Company’s Board of Directors has established two standing committees:  the Audit Committee and the Compensation Committee. No member of either of these committees is an employee of the Company. The membership of each committee is listed below.

Audit	Compensation
Charles J. Roesslein, Chair	Ernst A. Burri, Chair
Ernst A. Burri	Charles J. Roesslein
Henry U. Wheatley	Henry U. Wheatley

Until late 2003, the Board had a combined Audit and Compensation Committee. In 2003, the Board created separate Audit and Compensation Committees whose functions are described below. The Audit and Compensation Committees are both comprised of three members, each of whom is independent as defined in the listing standards of the American Stock Exchange. The current members of each committee are Messrs. Burri, Roesslein and Wheatley. The charters of the Audit and Compensation Committees, as amended and restated and adopted by the Board of Directors by unanimous written consent on December 1, 2003, can be found in Appendices A and B to the proxy statement for the 2004 Annual Meeting of Stockholders.

The Board does not have a standing nominating committee or any other committee performing similar functions or a charter governing the nomination process. In deciding not to form a nominating committee at this time, the Board considered the following facts: (1) the Chairman of the Board holds and typically votes more than a majority of the outstanding shares of common stock of the Company and therefore he has the ability to ensure that his choice of director be elected, (2) three of the four directors of the Company are independent, as defined in the listing standards of the American Stock Exchange (“AMEX”), and (3) the independent directors are each members of the audit and compensation committees and, other than the Chairman, there are no other directors of the Company. Given those facts, the Board felt that there was no significant benefit to the Company or any of the stockholders from the creation of a nominating committee at this time. Each of the independent directors participates in consideration of director nominees and the board nominees listed above were selected by unanimous approval of the directors, including all independent directors.

It is the Board’s policy, when developing the slate of directors, to consider stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch and a document indicating the candidate’s qualifications and willingness to serve, if elected, should be sent to the attention of the Secretary of the Company. Candidates for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders of the Company. There are no differences in the manner in which the Board of Directors evaluates nominees for director based on whether the nominee is recommended by a stockholder.

During 2005, the Audit Committee met five times either by conference call or in person. The functions of the Audit Committee include:

•       Appointing, compensating, evaluating and overseeing the Company’s independent auditors;

•       Reviewing with the Company’s independent auditors the plan and scope of the audit, its status during the year and any recommendations the independent auditors may have for improving or changing the audit and control environment;

•       Pre-approving the services provided by the Company’s independent auditors;

•       Discussing with management and the independent auditors and the Company’s internal auditors the adequacy of internal accounting controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

•       Reviewing the Company’s accounting principles, policies and practices and financial reporting policies and practices;

•       Reviewing, prior to publication or filing, the Company’s annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in the Company’s reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

•       Undertaking other duties as assigned by the Board of Directors.

The Board has approved an amended charter for the Audit Committee that complies with the corporate governance rules of AMEX. The Audit Committee charter was included as an appendix to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders.

Under current AMEX rules, members of the Audit Committee must be financially literate—able to read and understand fundamental financial statements. The Board of Directors, exercising its business judgment, has determined that each member of the Audit Committee is so financially literate. The Company is required to disclose whether the Board’s Audit Committee includes an “audit committee financial expert” as defined in the applicable regulations of the SEC. In the exercise of its business judgment, the Board has determined that Mr. Charles Roesslein, who is re-nominated as a director and who currently is the Chairman of the Audit Committee, and Mr. Ernst Burri, who is re-nominated as a director, each qualify as an “audit committee financial expert.” The AMEX and SEC rules also require members of the Audit Committee to be independent, as defined by the AMEX listing standards and Rule 10A-3 under the Exchange Act. The Board of Directors, in the exercise of its business judgment and consistent with AMEX and SEC rules, has determined that the members of the Company’s Audit Committee—Messrs. Burri, Roesslein, and Wheatley—meet the AMEX and SEC standards for independence.

The Compensation Committee met three times during 2005. The members of the Company’s Compensation Committee are Messrs. Burri, Roesslein and Wheatley. The functions of the Compensation Committee include:

•       Determining, after consultation with the Board: (1) the compensation of the chief executive officer and (2) upon the recommendation of the chief executive officer, the compensation of the Company’s other executive officers;

•       Developing, administering and taking all action required or permitted to be taken by the Board under any Company stock-based incentive plans (including the approval of management recommendations for grants of options or restricted shares under any such plans and determination of the appropriate grants for the Company’s chief executive officer);

•       Reviewing the compensation of members of the Board for service both on the full Board and any committees thereof, and recommending to the Board any changes to compensation of Board members;

•       Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of the Company’s compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of Company stock in option, bonus, or appreciation arrangements), and other perquisites; and

•       Undertaking such other functions as are assigned to the Committee by the Board.

Executive officers of the Company, as well as all other management personnel, receive annual compensation that may consist of (1) base salary, (2) variable pay under the bonus plan, and (3) incentive stock options granted under the 1998 Stock Option Plan. Executive officers of the Company also will be eligible for incentive compensation in the form of grant of restricted stock under the Company’s 2005 Restricted Stock and Incentive Plan. The base salary and amount paid under the bonus plan is based upon the officer’s base salary, the achievement of certain pre-established performance criteria each year, the recommendations of the officer’s direct supervisor and the Compensation Committee and the discretion of the chief executive officer (or solely the Compensation Committee in the case of the chief executive officer’s compensation).

Other Corporate Governance Matters

To communicate with the Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to “Audit Committee, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, Massachusetts 01970.”

To send communications to the Board of Directors or to individual members of our Board, stockholders should write to “Board of Directors, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, Massachusetts 01970.”  All communications received will be directly sent to the Board of Directors or to individual members of our Board, as addressed.

The Company has adopted a code of ethics that applies to its chief executive officer, chief financial officer, chief accounting officer, controller and other employees. The code of ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2003.

Audit Committee Report

At their meeting on March 6, 2006, members of the Audit Committee unanimously approved the following report to stockholders:

As members of the Audit Committee of the Board of Directors of Atlantic Tele-Network, Inc., we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

We have reviewed and discussed with Company management the performance of Deloitte Tax LLP, which provided the Company with tax advice and assisted in the preparation of the Company’s tax returns and other filings with tax authorities. We also reviewed the terms of their engagement by the Company.

Charles J. Roesslein, Chair
Ernst A. Burri
Henry U. Wheatley

INFORMATION CONCERNING INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has audited the Company’s accounts since 2002. The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for 2006.

The services provided by PricewaterhouseCoopers LLP in 2006 will include, in addition to performing the consolidated audit, audits of certain domestic and foreign subsidiaries; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, the Company may file with the SEC and consultation on accounting, financial reporting, tax and related matters. Representatives of PricewaterhouseCoopers LLP will be at the meeting, will have an opportunity to make a statement and will be available to respond to questions.

Independent Auditors Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP as of or for the years ended December 31, 2005 and 2004, were:

	2005	2004
Audit Fees	$535,000	$383,000
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$535,000	$383,000

Audit Fees for the years ended December 31, 2005 and 2004, respectively, were for professional services rendered for the audits of our consolidated financial statements, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation of Directors

Directors who are not officers or employees of the Company (each an “Eligible Director”) are paid an annual retainer of $40,000 plus $3,000 for each meeting of the Board of Directors they attend, $1,500 for each telephonic Board meeting in which they participate, and $1,500 for each Principal meeting of the Audit Committee. In addition to the retainers and meeting fees, the Chairman of the Audit Committee receives an additional annual payment of $5,000 and the Chairman of the Compensation Committee receives an additional annual payment of $2,500.

All Eligible Directors have the option under the Directors’ Remuneration Plan (“Directors’ Plan”), adopted by the board of directors in 1999, of electing to receive either 50% or 100% of their annual retainer in the form of Company common stock on a deferred basis. For purposes of these elections, such stock is valued at the mean between the high and low reported sales prices of such stock in the last trading day in the month preceding the date of the election. Directors’ annual retainers relate to their terms of office that run from one annual stockholders’ meeting to the next. The following table shows for each of the last three calendar years the aggregate amounts of annual retainer which participating directors have elected to take in stock units under the Directors’ Plan and the number of stock units allocated to them under the Directors’ Plan:

Term of Office	Annual Retainer Paid in Stock Units	Number of Stock Units
2003-2004	$80,000	4,685
2004-2005	$60,000	1,938
2005-2006	$0	0

In addition, future Eligible Directors will be given a one time grant of 1,000 shares of Company common stock upon their initial election or appointment to the Board which will vest (i) two years after such grant based on continuous service on the Board, (ii) upon termination of service on the Board by reason of death or permanent disability or (iii) upon a change of control, as defined under the Directors’ Plan.

In 2003, the Company entered into indemnification agreements with its directors that include procedures for reimbursement by the Company of liabilities and expenses which may be incurred in connection with service as a director. The Company also expects to enter into indemnification agreements with individuals who become directors in the future.

Executive Compensation

The following table provides certain summary information concerning compensation paid for services in all capacities for the years ended December 31, 2005, 2004 and 2003, to our Chief Executive Officer and each of our Named Executive Officers:

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus(1)	Restricted Stock Award(2)	All Other Compensation(3)
Michael T. Prior(4)	2005	$212,000	$100,000	32,500	$25,000
President and Chief Executive Officer and	2004	$195,000	$25,000	—	$24,245
Former Chief Financial Officer	2003	$91,000	—	—	$—
Cornelius B. Prior, Jr.	2005	$350,000	—	—	$25,000
Chairman of the Board and Former Chief	2004	$350,000	—	—	$24,600
Executive Officer(5)	2003	$350,000	—	—	$24,000
Douglas J. Minster(6)	2005	$135,000	$22,000	7,500	$16,777
Vice President and General Counsel	2004	$130,000	$5,000	—	$7,200
	2003	$10,000	—	—	—
Steven J. Parrish(7)	2005	$170,000	$34,000	20,000	$22,730
Executive Vice-President of Operations	2004	$155,000	$20,000	—	$10,015
	2003	$8,400	—	—	$—
Lawrence M. Fuccella(8)	2005	$135,500	$32,500	—	$13,860
Vice-President, Carrier Relations	2004	$130,000	—	—	$16,200
	2003	$130,000	—	—	$9,750

(1)             Bonus compensation is reported in this table in the fiscal year in which it is earned regardless of the fiscal year in which it is paid.

(2)             All share information reflects the Company’s 5-for-2 stock split on March 31, 2006.

(3)             Consists of Company contributions under a qualified SEP IRA (see “Benefit Plans”) through 2002 and the Atlantic Tele-Network Employee Savings Trust in 2003 and 2004.

(4)             Mr. Michael Prior joined the Company in June 2003. Effective January 1, 2006, Mr. Michael Prior became President and Chief Executive Officer.

(5)             Mr. Cornelius Prior retired as Chief Executive Officer effective January 1, 2006 and continues to serve as the Chairman of the Board of Directors and as an executive officer of the Company.

(6)             Mr. Minster joined the Company in November 2003.

(7)             Mr. Parrish joined the Company in November 2003.

(8)             Mr. Fuccella left the employ of the Company in October 2005. In connection with his departure, the Company and Mr. Fuccella entered into a release from claims and Mr. Fuccella agreed to a non-competition provision. As consideration, the Company paid Mr. Fuccella $32,500. Mr. Fuccella’s 2005 salary includes $33,000 paid in lieu of accrued vacation.

Option Grants in Last Fiscal Year

There were no options granted to the Named Executive Officers during 2005.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

There were no options exercised by the Named Executive Officers during 2005 and there were no outstanding options at December 31, 2005.

Equity Compensation Plan Information

The following table contains information regarding the Company’s Equity Compensation Plans as of December 31, 2005, as adjusted for the Company’s 5-for-2 stock split on March 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	332,500	$16.80	655,207
Equity compensation plans not approved by security holders(2)	7,018	$—	(4)
Total	339,518	$16.80	655,207

(1)          The approved plan is the 1998 Stock Option Plan and the 2005 Restricted Stock and Incentive Plan.

(2)          The plan not approved by the stockholders is the Director’s Remuneration Plan adopted by the Board in 1999, which permits Directors, who are not officers or employees, to elect to receive on a deferred basis, either 50% or 100% of their annual retainer in the form of common stock of the Company.

(3)          As discussed above, the value of stock issued on a deferred basis under the Director’s Remuneration Plan in any year is based on the market price for the Company’s common stock shortly before the election of the director to receive a portion of his annual retainer in stock units. Since the director can elect to delay delivery of the underlying shares for some period of time, the weighted average exercise price is affected by the fact that some stock units were issued in previous years.

(4)          The Company has reserved 625,000 shares for issuance under the Director’s Remuneration Plan.

Compensation Committee Interlocks and Insider Participation

The members of the Board of Director’s Compensation Committee in 2005 were Charles Roesslein, Ernst Burri and Henry Wheatley. During or prior to the Company’s fiscal year ended December 31, 2005, none of these members was an officer or employee of the Company or its subsidiaries or, to the Company’s knowledge, had relationships requiring disclosure under the SEC Rules. In making these statements, the Company has relied upon representations of its directors.

Compensation Committee Report

The Compensation Committee (the “Committee”) establishes and administers the compensation and benefits of the Company’s chief executive officer and, in consultation with the chief executive officer, oversees the compensation and benefits of the executive officers and key employees of the Company. The

Committee must authorize individual compensation actions for the chief executive officer and also reviews recommended compensation actions for all executive officers and certain key employees, including the executives in the Summary Compensation Table on page 12. In addition, the Committee reviews from time to time the Company’s compensation structure, long-range plans for executive compensation and approves the quantitative and qualitative goals recommended by the chief executive officer for performance or bonus compensation of other officers.

The Committee’s charter provides greater detail on its responsibilities and is reviewed annually. The Committee’s membership is determined by the Board of Directors and is composed entirely of independent directors. The Committee meets at scheduled times during the year, including from time to time in executive session. Following each Committee meeting, the Chair of the Committee reports to the full Board of Directors.

Executive Compensation Policy

In consulting with the chief executive officer on compensation of officers, the Committee seeks to provide an appropriate level of base salary to the Company’s executive officers and to supplement the executives’ base salaries with two types of benefits:

•       Cash- and stock-based compensation programs that reward the Company’s executives for achieving operational targets and increasing stockholder value; and

•       Benefit programs comparable to those offered to executive officers at companies with whom the Company competes for executive talent.

Base Salary

The Committee consulted with the chief executive officer about the salaries of other executive officers and certain key employees of the Company in light of the Committee members’ own business experience, and the chief executive officer’s recommendation as to compensation for each of the officers. The Committee based its advice regarding the compensation of such officers on a number of qualitative and quantitative factors including the Company’s performance during the last fiscal year and rates of compensation for similar public and private companies. Specifically, the Committee considered: (i) overall financial, strategic and operational company performance; (ii) individual performance; (iii) market data for peer companies; and (iv) certain additional factors within the Committee’s discretion. These factors were not independently assigned specific weights. Based on the foregoing, the Committee determined the annual salaries of certain executive officers in 2005.

Bonus Plan

A key portion of an executive officer’s variable pay is the Company’s Bonus Plan. The Bonus Plan rewards executive officers by awarding as a cash bonus a percentage of the executive’s base salary. The bonus is variable and is based upon the Company’s operating earnings for the year and individual performance compared against specific goals, among other things. After review and discussion with the chief executive officer, the Committee approved his recommendations to the Board of Directors on the payment of bonuses to the executive officers for 2005 performance.

Stock Option Plan

The 1998 Stock Option Plan permits the Company to award stock-based incentives to its employees. The Company’s executive officers and other key employees have occasionally received grants of options under the plan in previous years. In connection with the Company’s acquisition of and merger with Commnet Wireless, LLC, the Company issued stock options for an aggregate of 277,500 shares of common stock (adjusted to reflect the Company’s 5-for-2 stock split on March 31, 2006) to executives and managers of Commnet that vest annually in equal installments over a four-year period commencing on December 2, 2006. During 2005, no options were issued to the Company’s Named Executive Officers.

2005 Restricted Stock and Incentive Plan

During 2004, the Committee determined that it was in the Company’s best interest to expand the menu of long-term performance incentives available to its officers and key employees. The Company’s Compensation Committee, Board of Directors and stockholders approved the adoption of the 2005 Atlantic Tele-Network Restricted Stock and Incentive Plan (the “2005 Plan”). The 2005 Plan provides for the issuance of up to 625,000 shares of the Company’s common stock (adjusted to reflect the Company’s 5-for-2 stock split on March 31, 2006), representing approximately 5% of the Company’s outstanding common stock. The 2005 Plan is incremental to the Company’s existing 1998 Stock Option Plan (the “Option Plan”). The 2005 Plan provides the flexibility to provide for the grants of restricted stock, subject to vesting, the grant of the right to purchase restricted stock and the grant of performance shares, where the actual number of shares granted depends on future performance. At the present time, the Compensation Committee and the Board of Directors intend to apply the 2005 Plan to grant shares of restricted stock, subject to certain vesting requirements to be determined by the Compensation Committee. In 2005, the Compensation Committee granted restricted stock under the 2005 Plan to the following officers (as adjusted for the 5-for-2 stock split):  Michael T. Prior (32,500), Douglas J. Minster (7,500) and Steven J. Parrish (20,000).

Compensation of Chief Executive Officer

The Committee’s general approach to the chief executive officer’s compensation is designed to make sure that the Company is compensating him at a level necessary to retain his services and encourage top performance, but without exceeding the level of compensation of comparably qualified individuals at similarly situated companies. However, since the Committee’s inception, the Company’s former Chief Executive Officer, Mr. Cornelius Prior, who owns more than a majority of the Company’s equity, has requested that the Committee refrain from increasing his salary or authorizing the payment of any bonuses or the issuance of any equity compensation. The Committee understood and appreciated this request, and was confident that Mr. Prior’s stockholdings provided him with a strong incentive to increase the value of the Company over both the short and long term.

Effective January 1, 2006, Michael T. Prior, the Company’s then Chief Financial Officer and Treasurer, was appointed President and Chief Executive Officer, succeeding Cornelius B. Prior, Jr. Mr. Cornelius Prior continues to serve as the Company’s Executive Chairman of the Board. In view of his new responsibilities, Michael T. Prior’s base salary for 2006 was set at $400,000 and his discretionary bonus target was set at 50% of his base salary. Mr. Cornelius Prior continues to serve as an executive officer and his base salary for 2006 is $300,000.

Policy with Respect to the $1 Million Deduction Limit

The Company is able to take deductions in excess of $1 million for certain performance-based incentives, including pursuant to certain incentive plans approved by the Company’s stockholders, paid to the executive officers identified in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Code does not permit corporations to take deductions for salary and non-performance based compensation in excess of $1 million for a single executive. While the Company makes every effort to insure that the compensation it pays is eligible to be deducted in computing net income, where compliance with the terms of Section 162(m) conflicts with the Company’s compensation philosophy, or with what the Committee believes is in the best interests of the Company and its stockholders, the Committee might conclude that payment of non-deductible compensation is appropriate under the circumstances.

Compensation Committee
Ernst A. Burri, Chair
Charles J. Roesslein
Henry U. Wheatley

Benefit Plans

From 1998 to 2002, the Company provided a Simplified Employee Pension Plan, commonly know as SEP-IRA, for its employees. The plan provided for contribution percentages of 0% to 15% of compensation, up to a maximum contribution of $24,000 per participant. This plan was discontinued in 2002 and was replaced in 2003 by the Atlantic Tele-Network, Inc. Employee Savings Trust, a 401(k) retirement savings plan. Under the plan, employees with more than six months of continuous service may enroll in the plan and elect to defer a portion of their earnings (up to $14,000 in 2005 including a $4,000 catch up allowance for employees who are at least 50 years of age) into their plan account. Presently the Company makes a contribution to each participant’s account of a percentage of the participating employee’s salary. This contribution is made regardless of whether an employee elects to defer a percentage of his compensation. It is in the Company’s sole discretion whether to modify the Company contribution or terminate the plan.

Until December 30, 1997, Company employees were covered by the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees; however, as of the consummation on that date of the spin-off of Emerging Communications, Inc. (“ECI”) with the U.S. Virgin Islands operation of the Company and its subsidiaries, all obligations for that plan were assumed by ECI. Pursuant to Mr. Cornelius Prior’s employment contract with a subsidiary of the Company, he was entitled upon retirement from that subsidiary to a supplemental pension benefit over and above the benefits provided under a defined benefit plan maintained by that subsidiary. Mr. Prior retired from the employ of that subsidiary and requested and received a lump sum settlement of his pension but was denied supplemental benefits. Mr. Prior brought suit against that subsidiary for payment in a lump sum of his supplemental pension benefits that have been calculated to be approximately $775,000 as of October 1, 1998. The ECI subsidiary denied responsibility for payment of Mr. Prior’s supplemental pension and, among other things, asserted that in the split-up of the Company in December 1997, the obligation for Mr. Prior’s supplemental pension became an obligation of the Company. In March 2005, the court found in favor of ECI and concluded that the pension liability rests with the Company. Mr. Prior has filed notice of appeal. Mr. Prior previously notified the Board of Directors of the Company that he does not intend to seek compensation for the supplemental pension benefits from the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2000, Wireless World (now operating as Choice Communications) acquired the assets and business of Antilles Wireless for consideration of 606,060 shares of common stock of the Company and $1.5 million in cash. The Chairman of the Company, who is the father of the Company’s President and Chief Executive Officer, owned the entire equity interest in Antilles Wireless. In accordance with certain provisions of the purchase agreement, the Chairman of the Board was required, effective December 31, 2004, to return approximately $858,000, including accrued interest to the Company, as the financial performance of Antilles Wireless fell below expected levels specified in the agreement. Payment was made in March 2005 in the form of shares, (64,650) of the Company’s common stock. The Company recorded the repayment as an equity contribution as of December 31, 2004.

During the period March through June 2001, the Company acquired a significant minority interest in LighTrade for $5,000,000. The Company’s Chief Executive Officer, who is also the son of the Chairman of the Board of the Company, was an officer of LighTrade, and over a year prior to the Company’s investment the Chairman had personally invested $100,000 in LighTrade. The decision to invest in LighTrade was made by a unanimous vote of the Company’s directors after disclosure of the above facts, which were not a factor in the board’s decision to make the investment. In July 2001, the Chairman made an unsecured loan of $500,000 to LighTrade, and the Company made secured loans to LighTrade of $250,000 in August 2001 and $320,000 in January 2002. These loans enabled LighTrade to secure a $5,000,000 equity investment by an unaffiliated investor. In December 2004, the Company deemed the loans to be uncollectible and wrote them off.

PROPOSAL 2—APPROVAL OF AN AMENDMENT TO RESTATED
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK ISSUABLE FROM 20,000,000 TO 50,000,000

Background

Under Delaware law, the Company may only issue shares of common stock to the extent such shares have been authorized for issuance under its Restated Certificate of Incorporation. On March 8, 2006, the Board of Directors approved a 5-for-2 common stock split effectuated as a 250% stock dividend on March 31, 2006. As part of its approval of the stock split, the Board of Directors also approved, subject to stockholder approval, a proportionate increase in the number of shares of common stock authorized for issuance under the Company’s Restated Certificate of Incorporation. As a result of the stock split, on March 31, 2006, the Company’s outstanding common stock increased from approximately 5,077,376 to 12,693,398 shares. The stock split, however, had no effect on the number of shares authorized for issuance under the Company’s Restated Certificate of Incorporation, which remains currently at 20,000,000 shares of common stock. Proposal 2 seeks to increase the number of shares of authorized common stock in a manner proportionate to the increase in the number of shares of common stock outstanding as a result of the stock split. Specifically, Proposal 2 seeks to amend the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 20,000,000 to 50,000,000 shares.

Purpose and Effect of the Amendment

The principal purpose of the proposed amendment to the Company’s Restated Certificate of Incorporation is to ensure that an adequate number of shares is authorized for issuance following the Company’s 5-for-2 stock split. The availability of additional shares of common stock will provide the Company with the flexibility to issue shares for a variety of purposes that the Board of Directors may deem advisable without further action by the Company’s stockholders, unless required by law, regulation or stock market rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the use of additional shares for various equity compensation and other employee benefit plans and other bona fide corporate purposes. In some situations, the issuance of additional shares of common stock could have a dilutive effect on earnings per share, and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder’s percentage voting power in the Company. In addition, depending upon the nature and terms thereof, such issuances could enable the Board of Directors to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to stockholders.

The Board of Directors is not proposing the amendment in response to any effort to accumulate the Company’s stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the amendment is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership interest.

If the stockholders approve the proposed amendment, the first paragraph of Article Four of the Company’s Restated Certificate of Incorporation will be amended to read as follows:

“ARTICLE FOUR
Capital Stock

1. Authorized Capital Stock.   The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 60,000,000 shares divided into two classes of which 10,000,000 shares, par value $.01 per share, shall be designated Preferred Stock and 50,000,000 shares, par value $.01 per share, shall be designated Common Stock.”

The additional shares of common stock to be authorized pursuant to the proposed amendment will have a par value of $.01 per share and be of the same class of common stock as is authorized under the Company’s Restated Certificate of Incorporation. This amendment would have no effect on the number of shares of preferred stock authorized for issuance.

Required Vote and Board of Directors Recommendation

Approval of the amendment to the Restated Certificate of Incorporation as set forth in this Proposal No. 2 requires the affirmative vote of the outstanding shares of common stock entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE FROM 20,000,000 TO 50,000,000.

PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s common stock from December 31, 2000 through December 31, 2005 with the cumulative total return of the Standard and Poor’s 500 Index, the NASDAQ Telecommunications Index, and the common stock of a peer group of companies identified in the C.A. Turner Utility Reports on “small telephone companies.”  In the March 2005 report these telephone companies are: CT Communications, Inc., D&E Communications, Inc., Hector Communications Corp., Hickory Tech Corp., North Pittsburgh Sys, Inc., Surewest Communications Company, US LEC Corp., and Warwick Valley Telephone Company (“The Peer Group Index”). Prior years’ peer group also included Ntelos, Inc. which filed for Chapter 11 bankruptcy protection in 2003. The comparative data assumes $100.00 was invested on December 31, 2000 in the common stock and in each of the indices referred to above and assumes that dividends, if any, were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ATLANTIC TELE-NETWORK, INC., THE S&P 500 INDEX
THE NASDAQ TELECOMMUNICATIONS INDEX AND A PEER GROUP

*$100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

AVAILABILITY OF FINANCIAL AND OTHER INFORMATION

The Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available on the Company website, www.atni.com. These filings and other SEC filings, including the Company’s proxy statement, are available to the public over the Internet at the SEC’s website, www.sec.gov.

A copy of these filings and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the financial statements, the financial statement schedules, and a list briefly describing all the exhibits not contained in the Annual Report and instructions on how to obtain those exhibits from the Company, may be obtained, at no cost, by writing the Company at the following address: Secretary, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, Massachusetts 01970. Telephone (978) 745-8106.

The Company’s Annual Report for the year ended December 31, 2005, is being mailed to stockholders with this proxy statement, but the Annual Report is not incorporated in this proxy statement and is not deemed to be part of the proxy soliciting material.

Other Business

The Company does not know of any other matters that will be presented at this meeting. However, if other business does come before the meeting, each person named in the proxy will vote such proxy in accordance with his or her respective judgment on such matters. Minutes of the last Annual Meeting of Stockholders will be approved. Management’s reports will be heard and received.

Stockholder Proposals for 2007 Annual Meeting

All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year’s Annual Meeting of Stockholders should be sent to the Company’s Secretary at 10 Derby Square, Salem, Massachusetts 01970 and must be received by December 15, 2006, to be included in the Company’s proxy materials for that meeting. Such proposals may be included in next year’s proxy materials if they comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2007 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no later than February 28, 2007 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:  Investor Relations, Atlantic Tele-Network, Inc., 10 Derby Square, Salem, Massachusetts 01970. Telephone (978) 745-8106. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

By Order of the Board of Directors,
DOUGLAS J. MINSTER
Secretary

[•], 2006

ATLANTIC TELE-NETWORK, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2006

The undersigned hereby appoints Cornelius B. Prior, Jr. and Michael T. Prior, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of common stock of Atlantic Tele-Network, Inc. held of record by the undersigned on April 7, 2006, at the Annual Meeting of Stockholders to be held on May 17, 2006 or any adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the matters set forth in the notice and Proxy Statement dated [ • ], 2006 and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. This Proxy is revocable, and the undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated [ • ], 2006, and the Annual Report to Stockholders for 2005.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Continued on reverse side)

ATLANTIC TELE-NETWORK, INC.
P.O. BOX 11092
NEW YORK, NY  10203-0092

‚  DETACH PROXY CARD HERE  ‚

PLEASE FILL IN, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE, NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN THE UNITED STATES.						☒ Votes MUST be indicated (x) in Black or Blue ink.
THE SAID PROXIES DIRECTED TO VOTE AS FOLLOWS ON THE FOLLOWING PROPOSALS:						THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR APPROVAL OF ITEM 2.
1. ELECTION OF DIRECTORS.
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS* (as marked to the contrary below)	☐
Ernst A. Burri, Cornelius B. Prior, Jr., Charles J. Roesslein and Henry U. Wheatley
INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space provided below.						To change your address, please mark this box.	☐
*EXCEPTIONS						To include any comments, please mark this box.	☐
2. APPROVAL OF AN AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE FROM 20,000,000 TO 50,000,000.			FOR ☐	AGAINST ☐	ABSTAIN ☐

Please sign exactly as your name appears on this Proxy. If acting as executor, as administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each stockholder named should sign.

Signature			Signature			Date
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

You can now vote your shares electronically through the Internet or by telephone.

This eliminates the need to return the proxy card.

Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET

www.stockbny.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY TELEPHONE
800-524-4458

Have your proxy card in hand when you call the above telephone number. You will be prompted to enter the company number, proxy number and account number to create a telephonic ballot. Follow the recorded instructions to vote your shares.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED BY INTERNET OR BY TELEPHONE